Exhibit 10.3

SECOND AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Second Amendment (this “Amendment”) to Employment Agreement is hereby entered into on November 11, 2024 by and between SILO Pharma, Inc., a Nevada corporation (the “Company”) and Daniel Ryweck (“Executive”). The Company and Executive are collectively referred to herein as the “Parties”.

WITNESSETH:

WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of September 28, 2022, as amended by the certain First Amendment to Employment Agreement dated as of October 12, 2022 (collectively, the “Employment Agreement”);

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

2.	The first sentence in Section 4.2 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“In addition to the Base Salary set forth in Section 4.1 above, the Executive shall be entitled to receive an annual cash bonus (“Annual Bonus”) in an amount up to $60,000 if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board (the “Compensation Committee”) for earning bonuses. The criteria shall typically be adopted by the Compensation Committee annually after consultation with the Executive and which criteria must be reasonably likely to be attainable. Annual Bonuses shall be paid by the Company to the Executive promptly after the year end, it being understood that the Compensation Committee’s determinations concerning attainment of any financial targets associated with any bonus determination shall not be determined until following the completion of the Company’s annual audit, if any, but in no event later than April 15th of the year following the year for which it is being paid (and if the Executive was employed as of the last day of the calendar year to which such Annual Bonus relates, then the Executive shall be entitled to the Annual Bonus for such year, even if he is not employed by the Company on the date the Annual Bonus is paid for such last year). The Compensation Committee may provide for lesser or greater percentage Annual Bonus payments for Executive upon achievement of partial or additional criteria established or determined by the Compensation Committee from time to time. For the avoidance of doubt, if Executive is employed upon expiration of the term of this Agreement, he shall be entitled to the Annual Bonus for such last year on a pro-rata basis through the last date of employment, even if he is not employed by the Company on the date the Annual Bonus is paid for such last year. In his sole discretion, the Executive may elect to receive such annual bonus in common stock of the Company at the basis determined by the Compensation Committee in good faith.”

3.	This agreement shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

4.	Except as amended hereby, the terms and provisions of the Employment Agreement shall remain in full force and effect, and the Employment Agreement is in all respects ratified and confirmed. On and after the date of this agreement, each reference in the Employment Agreement to the “Agreement”, “hereinafter”, “herein”, “hereinafter”, “hereunder”, “hereof”, or words of like import shall mean and be a reference to the Employment Agreement as amended by this agreement.

5.	This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

COMPANY:

Silo Pharma, Inc.

/s/ Eric Weisblum
By:	Eric Weisblum
Title:	Chief Executive Officer

EMPLOYEE:

/s/ Daniel Ryweck
By:	Daniel Ryweck
Title:	Chief Financial Officer